[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.
Exhibit 10.11
October 15,2003
Mr. Wade Hull
Director of Engineering
ZARS, Inc.
1142 West 2320 South, Suite A
Salt Lake City, UT 841 19
Re: Letter of Intent
Dear Wade:
This Letter of Intent (“LOI”) outlines the general terms of a proposed transaction between Corium International, Inc., a Delaware corporation, with its principal place of business at 2686 Middlefield Road, Suite G, Redwood City, CA 94063 (“Corium”) and ZARS, Inc. a Utah corporation, with its principal place of business at 1142 West 2320 South, Suite A, Salt Lake City, UT 84119 (the “Company”) with respect to the development and production of Phase II clinical supplies and the subsequent development, license and supply of an analgesic/heat combination Product for the treatment of musculoskeletal pain (the “Transaction”). The Product is a transdermal drug patch that contains the non-steroidal anti-inflammatory drug (NSAID) ketoprofen and incorporates ZARS’ patented controlled heat-aided drug delivery (CHADD™) technology (the “Product”). The LOI will facilitate and serve as the basis for a definitive Development, License and Supply Agreement that will ultimately govern the parties’ legal rights and obligations in connection with a further Transaction (“Definitive Agreement”). The LOI will also serve as the basis for the development and supply of Phase II clinical supplies of the Product.
1. Principal Business Terms. The principal terms of the Definitive Agreement are set forth in Exhibit A attached hereto (“Principal Terms”). In addition to the Principal Terms, the Definitive Agreement will include legal and commercial terms that are typical for agreements of this type and such other terms and conditions as may be agreed to in writing by the parties.
2. Negotiation of the Definitive Agreement. The parties mutually agree to set a target date to negotiate the Definitive Agreement embodying the Principal Terms (the “Definitive Agreement Target Date”). Such target date will occur at the successful completion of the production and evaluation of Phase II clinical supplies. The parties will then to use their good faith efforts to negotiate the Definitive Agreement.
3. Termination. In the event the parties hereto fail to enter into the Definitive Agreement on or before the Definitive Agreement Target Date, the understandings

1.

contained herein, unless extended by mutual agreement in writing of the parties, shall terminate, except as for Sections 3 (Termination), 4 (Costs and Expenses), 5 (Confidentiality), 6 (Nonbinding LOI), 7 (Governing Law), 9 (Relationship of the Parties), and 10 (Entire Agreement).
4. Costs and Expenses. Each party will bear its own costs and expenses in connection with its activities under this LOI and with regard to negotiating the basic terms for a Definitive Agreement.
5. Confidentiality. The parties have executed a Nondisclosure Agreement dated July 17, 2003 (the “NDA”). The parties agree to treat this LOI (including, without limitation, the Principal Terms) as the “Confidential Information” of both parties pursuant to the terms of the NDA.
6. Nonbinding LOI. Except for the parties’ obligations under Sections 4 (Costs and Expenses), 5 (Confidentiality), 7 (Governing Law), 9 (Relationship of the Parties), 10 (Entire Agreement), and 7 (Intellectual Property in Exhibit A), this LOI does not constitute a binding agreement and does not create any legally enforceable rights or obligations between the parties.
7. Governing Law. This LOI will be governed and construed in accordance with the laws of the State of Utah without regard to or application of its conflicts of laws rules or principles.
8. Commencement of Performance. Upon execution of this LOI by both parties, each party will commence performance pursuant to the Principal Terms and will keep the other informed of its progress. However, such performance will not create any binding obligations (including, but not limited to, the completion of the proposed Transaction).
9. Relationship of the Parties. The parties will at all times be independent contractors, and nothing in this LOI or the Definitive Agreement will be construed as creating a joint venture, partnership or agency relationship between the parties.
10. Entire Agreement. This LOI constitutes the entire and exclusive agreement between the parties with respect to the subject matter of the LOI and supersedes any prior agreements between the parties with respect to such subject matter.

2.

If the terms are acceptable, please sign and return one copy to Corium and keep a copy for your records. We look forward to finalizing this arrangement and enhancing the relationship between our respective companies.

Sincerely,

Corium International, Inc.

By:	/s/ Gary W. Cleary
Title:	President and CEO
Date:	October 15, 2003

ACCEPTED AND AGREED: ZARS, Inc.

By:	/s/ Larry Rigby
Title:	President and CEO
Date:	October 15, 2003

3.

EXHIBIT A
Principal Terms
This LOI will define the principal terms for the Definitive Agreement between Corium and Company with respect to the development, license and supply of the Product, a transdermal drug patch that contains the non-steroidal anti-inflammatory drug (NSAID) ketoprofen and incorporates ZARS’ controlled heat-aided drug delivery (CHADD) technology. The LOI will also serve as the basis for development and supply of Phase II clinical supplies of the Product.
1)	Subject Matter of the Agreement.

The background and scope of the project are described in Exhibit 6. The obligations of Corium and Company are described in the tasks and timeline table set forth in Exhibit C.

2)	The Budget.

The preliminary budget covering development and manufacture of Phase II supplies is detailed in Exhibit D. The budget does not include the cost of clinical trials.

The budget may be revised from time to time and shall be discussed for prior approval at the program status review by the Steering Committee (defined herein).

3)	Costs and Payments.

The costs incurred by Corium in connection with the development and production of Phase II supplies and the Definitive Agreement will be captured in a detailed cost accumulation account and the cost accumulation detail will be supplied to Company with an invoice for all costs incurred by Corium on a monthly basis. Company agrees to pay Corium the amounts set forth in such monthly invoices within twenty (20) days of the invoice date.

To commence the Development Program, Company shall pay Corium an advance payment of [ * ] of the Stage I total estimated budget within 10 days of executing the LOI (the “Prepayment”). To commence Stage II of the Development Program, an advance payment of [ * ] of the Stage II total estimated budget is required before commencing work on Stage II activities. The Prepayment will be credited against costs associated with the Definitive Agreement.

4)	The Development Program (Phase II clinical production).

The parties will use reasonable efforts to develop the Product in accordance with the tasks and timeline table set forth in Exhibit C (the “Development Program”).

4.

(a) Commencement of Development Program. The Development Program shall commence after Company approves the preliminary budget and Company pays the Prepayment to Corium.
(b) GLP/GMP. All development and production activities shall conform to the required GLP’s and GMP’s.
(c) The Steering Committee. The Development Program shall be managed by a steering committee (the “Steering Committee”), which shall consist of at least one member from each company. This Steering Committee shall meet at least once a month and be responsible for all aspects of the Development Program. Changes to the estimated Preliminary Budget (Exhibit D) during the Development Program must be approved by the Steering Committee. If the scope of the Development Program changes, it is likely that the timeline and estimated Budget will also change and the Steering Committee will approve all such changes.
5) Development and License of Product.
Corium and Company agree to commence preparation of the Definitive Agreement upon successful completion of the tasks and timeline describing the production and evaluation of Phase II clinical supplies. Corium and Company agree to define successful completion criteria within thirty (30) days of the commencement of the Development Program. The Definitive Agreement will also include principal terms for Phase Ill clinical supply production and commercialization of the Product.
(a) License Grant to Company. Corium shall grant Company an exclusive right and license to use and sell the Product in the Territory, if required.
(b) Territory. The Territory shall be worldwide.
6) Product Supply.
(a) Exclusive Supply Right. Corium shall have the exclusive right to supply the Product to the Company.
(b) Transfer Price for Products. A mutually acceptable price range for the Product will be established within 30 days of the completion of the production of Phase II clinical supplies.
(c) Sales Volumes. To help determine the price range for the Products and to establish production equipment yield requirements, Company shall provide Corium with estimated Product sales volumes for the first three years.
7) Intellectual Property Ownership.
Each party shall [ * ] of the intellectual property rights in any invention of which [ * ] and [ * ] are inventors. Each party [ * ] the intellectual property rights in all inventions of which [ * ] or [ * ] inventors [ * ] Company agrees to grant Corium the [ * ] and [ * ] to [ * ] and Company [ * ] not to [ * ] an [ * ] Product.
All intellectual property [ * ] that is [ * ] the [ * ] shall be licensed to [ * ] for the [ * ] the [ * ] as [ * ] the [ * ]. In the event that the parties cannot come to terms on a commercial supply agreement or that it is in the best interests of the project to [ * ] an [ * ] to [ * ] the Product, Corium and Company shall [ * ] and [ * ] and [ * ] to [ * ] for a [ * ]. All intellectual property developed by [ * ] during the Development Program that [ * ] in the Product [ * ] to [ * ] to the [ * ] for [ * ] to [ * ] and [ * ] the Product granted in the Definitive Agreement [ * ] as [ * ].

5.

8)	Regulatory Approval.

Corium shall provide Company with any assistance reasonably requested in connection with regulatory submissions.

9)	Term of Agreement. The term of the Definitive Agreement shall be the later of: (a) [ * ] years from the date of the first commercial sale of a Product in a major country in the Territory or (b) the last to expire of Corium’s patents related to the Product in the Territory.

10)	Assignment. Either party may assign the agreement only with the other party’s prior written consent.

6.

Exhibit B
Project Background and Scope
Background:
ZARS is developing an analgesic/heat combination Product for the treatment of musculoskeletal pain. The Product is a transdermal drug patch that contains the non-steroidal anti-inflammatory drug (NSAID) ketoprofen and incorporates ZARS’ controlled heat-aided drug delivery (CHADD) technology. The CHADD technology produces a controlled level of heat to aid transdermal penetration of certain drugs. Our preliminary Product configuration incorporates two separate components (i.e., the transdermal drug patch and the CHADD heating patch), shown in Figure 1 below, which will be manufactured and packaged separately.
[Figure 1]
     Figure 1. Diagram of CHADD heating patch applied over transdermal ketoprofen drug patch.
Product Descriptions:
•	The matrix transdermal ketoprofen patch is designed to achieve an in-vitro flux through hairless mouse skin of approximately [ * ].

•	The drug patch adhesive should provide sufficient flux while ensuring that the patch remains affixed for at least an [ * ] application time and causing minimal skin irritation.

•	The drug patch should be thin and flexible and ideally somewhat stretchable so that it can be applied to contoured or curved body sites such as knees and elbows.

•	The drug patch size and shape should be conducive for use on a variety of application sites including knees, elbows, lower back, etc.

•	The drug patch should have a shelf life of at least [ * ].

7.

Preliminary Formulation / Product Configuration Option:
The Product description noted below reflects the current prototype developed by ZARS. This prototype will be described in an IND submission [ * ] and will be used in our first phase 1 study [ * ]. While we would like to maintain the properties of the matrix patch (i.e., adhesion, wear time, ketoprofen flux), we will consider proposed changes the matrix components and/or formulation if better alternatives are known.
Ketoprofen Matrix Components:
•	Ketoprofen content is [ * ] by weight
•	Matrix patch uses a [ * ]. The PSA/ketoprofen mixture is cast directly onto the release liner [ * ]. After drying, a [ * ] backing film [ * ] is applied over the PSA/ketoprofen coating.
Ketoprofen Matrix Patch Characteristics:
     Dimensions:
Matrix Drug Patch: 33 cm2 rectangular matrix patches (5.3 cm x 6.3 cm)
     Proposed Application:
An initial Product configuration is designed for application just below the knee cap and consists of three 33 cm2 matrix drug patches (total area of 99 cm2) will be placed on three areas below the knee cap, and then CHADD heating patches will be placed over the matrix patches. The knee joint will then be wrapped with a breathable, elastic ACE-type bandage that covers the drug and CHADD patches.
     Adhesion Properties:
The adhesive on the matrix drug patch should secure the drug patch to the area below the knee cap for at least 8 hours and be flexible enough to adhere to the region below the knee cap.
Summary of Key Properties of the Ketoprofen Matrix Patch

Properties:	Typical Values:
Ketoprofen Flux*	[ * ]
Amt Ketoprofen	[ * ]

*	Ketoprofen flux from the PSA matrix patch. Flux determined in in vitro studies using hairless mouse skin as model membrane. If formulation is changed, the flux must be comparable or greater.

8.

Physical/Chemical Properties of Ketoprofen:
[Figure]
Chemical structure of ketoprofen
Sundry Physical Chemical Information:

pKa	[ * ]
Melting Point	[ * ]
Molecular Weight	[ * ]
Log K (oct/water)	[ * ]

9.

Exhibit C
Development Program Tasks and Timeline
(Development and Production of Phase II clinical supplies)

Activity	Description	Comments & Timing
Formulation Development	[ * ]	[ * ]
Test Method Transfer from ZARS to Corium	[ * ]	[ * ]
Manufacture of Clinical Trial Material (CTM) for Phase II studies	[ * ]	[ * ]
Pilot Stability Studies	[ * ]	[ * ]

10.

Exhibit D
Preliminary Budget
•	It is understood that the results of the tasks performed in the formulation development stage will be used to make the decision on the preferred option for Phase II development. Corium and Company will develop mutually agreeable metrics under which a definition and a measurement of formulation development success will be defined. At that point, the Parties will enter into Stage II. The estimated budget below covers the formulation development and preparations for manufacture and supply of Phase II clinical materials. Pilot Phase II stability costs are included in the budget. Adjustments to the Preliminary Budget in either direction must be approved in writing by the Steering Committee.

	No.	No.
Budget Category	FTE’s	Months	Budget
Stage I
Formulation development*	[ * ]	[ * ]	[ * ]
Analytical** and QA/QC (Analytical transfer, product release, and production documentation)	[ * ]	[ * ]	[ * ]
Stage I Total Budget	[ * ]	[ * ]	[ * ]
Stage II	[ * ]	[ * ]	[ * ]
Engineering & QA/QC preparation for Phase II clinical production	[ * ]	[ * ]	[ * ]
Manufacturing of Phase II clinical supplies (placebo and active)*	[ * ]	[ * ]	[ * ]
Materials for Phase II clinical production***	[ * ]	[ * ]	[ * ]
Lab supplies	[ * ]	[ * ]	[ * ]
Development Materials	[ * ]	[ * ]	[ * ]
Pilot equipment and tooling	[ * ]	[ * ]	[ * ]
Pilot stability on Phase II batch****	[ * ]	[ * ]	[ * ]
Stage II Total Budget	[ * ]	[ * ]	[ * ]
TOTAL BUDGET			[ * ]

*	This item to be refined after a detailed work-plan has been developed. It does not include CHADD Heating Pod development or manufacture

**	Assuming all test methods are developed and validated (as needed) before transfer

***	Assuming reasonable cost of active ingredient Analytical budget may be subject to change if Corplex adhesive is chosen for Phase II studies and analytical methods have to be developed

****	3 conditions (active and placebo patches):
[ * ]
[ * ]
[ * ]

11.

[ * ]
Test methods: Ketoprofen assay, drug release rate, peel force, adhesive strength, package integrity

12.

Revision to “Letter of Intent” dated April 20, 2004
Wade Hull
Director of Engineering
ZARS, Inc.
1142 West 2320 South, Suite A
Salt Lake City, UT 84119
Dear Wade,
As discussed with Bobby, the following revised budget for Ketoprofen is below. Please note that this is an estimated budget for Corplex development leading to animal studies and Phase I trials. This budget is outlined at the very bottom of this memo. To avoid confusion, we have outlined the chronology of the preceding budgets in order to clarify the new, revised Corplex budget.
Below is the original budget from the LOI dated October 15, 2003. It contemplates formulation development and analytical work to determine which platform will be used.
Please note that the only things that you have been billed from this original budget are from Stage I.

	No.	No.
Budget Category	FTE’s	Months	Budget
Stage I
Formulation development*	[ * ]	[ * ]	[ * ]
Analytical** and QA/QC (Analytical transfer, product release, and production documentation)	[ * ]	[ * ]	[ * ]
Stage I Total Budget			[ * ]
Stage II			[ * ]
Engineering & QA/QC preparation for Phase II clinical production	[ * ]	[ * ]	[ * ]
Manufacturing of Phase II clinical supplies (placebo and active)*	[ * ]	[ * ]	[ * ]
Materials for Phase II clinical production***	[ * ]	[ * ]	[ * ]
Lab supplies	[ * ]	[ * ]	[ * ]
Development Materials	[ * ]	[ * ]	[ * ]
Pilot equipment and tooling	[ * ]	[ * ]	[ * ]
Pilot stability on Phase II batch****	[ * ]	[ * ]	[ * ]
Stage II Total Budget			[ * ]
TOTAL BUDGET			[ * ]

*	This item to be refined after a detailed wok-plan has been developed. It does not include CHADD Heating Pod development or manufacture

**	Assuming all test methods are developed and validated (as needed) before transfer

***	Assuming reasonable cost of active ingredient Analytical budget may be subject to change if Corplex adhesive is chosen for Phase II studies and analytical methods have to be developed

****	3 conditions (active and placebo patches):
[ * ]
[ * ]
[ * ]

The following is the amended budget for silicone development work that was added as an exhibit on February 23, 2004. Please note that the [ * ] dollars was intended to be an addition to the original Stage I budget from above.
Project Scope: Analytical method development and mini-validation for Phase I clinical release of ketoprofen dermal patches (using ZARS current silicone formulation).
Perform limited stability study (determine assay at zero time and at completion of Phase I clinical study).
Project activities and timing:

Analytical Method	Development	Validation	Timeline*
ID	[ * ]	[ * ]	[ * ]
Content Uniformity (CU)	[ * ]	[ * ]	[ * ]
Assay	[ * ]	[ * ]	[ * ]
Release Rate	[ * ]	[ * ]	[ * ]
Peel Strength	[ * ]	[ * ]	[ * ]
Adhesion	[ * ]	[ * ]	[ * ]
Pouch Integrity	[ * ]	[ * ]	[ * ]
All methods will require test method, validation protocol and validation report writing, review and formal sign off.
Estimated budget:
Labor: [ * ]
Material and Supplies: [ * ]
Total budget: [ * ]

*   Assuming patches (active and placebo) availability
You have been billed a total to date of [ * ] for the work relating to the above two budgets. Currently, there is a balance outstanding of [ * ] on the amount that has been billed.
Finally, the budget below is the revised budget for Corplex for the development of a Transdermal Ketoprofen Delivery System. This budget is in addition to the budgets above. Please note that Stage II (Phase II Clinicals) from the original budget is NOT reflected in this new budget. You will receive a credit of [ * ] on this budget only after you have paid the outstanding invoice relating to the previous two budgets. This credit will be applied in equal installments over the life of this newly amended project.

Ketoprofen Transdermal Delivery System (In Thousands)
The following is an estimated budget for Corplex development leading to animal studies and Phase I trials. Upon approval by signature below, it will be added as an amendment to Exhibit D of the LOI dated October 15, 2003.

	Stage 1		Stage II
	budget (in		budget (in
	thousands)	Activities	thousands)	Timelines
Development	[ * ]	[ * ]		[ * ]
Analytical	[ * ]	[ * ]		[ * ]
	[ * ]	[ * ]
	[ * ]	[ * ]
	[ * ]	[ * ]
	[ * ]	[ * ]
[ * ]
Total
Lab-scale process development	[ * ]	[ * ]
Materials & Supplies	[ * ]
Manufacture	[ * ]	[ * ]	[ * ]	[ * ]
Clinical Supplies	(animal supplies)		(Phase I supplies)
Clinical material release	[ * ]	[ * ]	[ * ]	[ * ]
and short-term				(Product
stability				Release)
Contingency	[ * ]		[ * ]
Total	[ * ]		[ * ]

Description of Stages:
•	Stage I—Prototype Development & Pre-Clinical Evaluation

•	Stage II—Phase I Supplies
By signing below, you agree to the new budget and it will be added as an amendment to the LOI dated October 15, 2003.
We would appreciate your help in resolving the outstanding invoice as quickly as possible.
Please don’t hesitate to call if you have any questions.
Best Regards,
Christina Dickerson
Corporate Development and Planning
Corium International, Inc.
650.298.8257

/s/ Christina Dickerson	/s/ Wade Hull

Corium International, Inc.	ZARS, Inc.

Date: 4/20/04	Date: 4/16/04

Addendum to “Letter of Intent for Transdermal Ketoprofen Product” dated June 28, 2006
Between
ZARS, Inc. (“ZARS”)
1142 West 2320 South
Salt Lake City, UT 84119
And
Corium International, Inc. (“Corium”)
2686 Middlefield Road, Suite G
Redwood City, CA 94063
     WHEREAS, ZARS and Corium are working under a Letter of Intent (“LOI”) dated October 15, 2003 and revisions to the scope and Budget of such LOI dated February 23, 2004 and April 2, 2005, which provide, among other things, for the development and manufacture of Phase 2 clinical supplies and terms related to the further development and commercial supply of a transdermal patch containing ketoprofen and ZARS’ CHADD technology (the “Product”).
     WHEREAS, ZARS would like Corium to manufacture Phase 3 clinical supplies for Product and Corium has agreed to manufacture such supplies.
     WHEREAS, the Parties have agreed that the Principal Terms of the LOI will govern the activities in connection with the manufacture of the Phase 3 clinical supplies except for the Development Program and Budget which will be part of this Addendum.
     NOW, THERFORE, in consideration of the premises and covenants contained in the documents mentioned above, the parties agree as follows:
     1. Definitions:
a.	“Addendum” shall mean this addendum.

b.	“Effective Date” shall mean the later of the execution dates appearing below the parties’ signature lines at the end of this Addendum.

c.	“Development Program” shall mean the activities to be performed by Corium as listed in Exhibit 1.

d.	“Budget” shall mean the budget associated with the activities in the Development Program as listed in Exhibit 1.
2. Responsibilities of Corium and ZARS
a.	Corium shall perform the activities listed in the Development Program.

b.	Corium agrees to use reasonable efforts to conduct the activities specified in the Development Program within the Budget, but shall not be required to perform activities outside of the scope of the Development Program.

c.	Should ZARS request activities that are outside the scope of the Development Program, the Parties shall agree in writing to the associated changes to the Budget.

d.	The payment terms for the Development Program are as follows:

i.	To commence the Development Program, ZARS shall pay Corium a non-refundable advanced payment of [ * ] within 10 days of Effective Date (i.e., [ * ] of the total budget for labor).

ii.	Thereafter, Corium shall invoice ZARS the balance of the labor expense ([ * ]) in twelve (12) monthly installments of [ * ] and ZARS agrees to pay Corium the amounts set forth in such monthly invoices within twenty (20) days of the invoice date.

iii.	Materials and supplies shall be invoiced on a monthly basis at cost plus [ * ] and ZARS agrees to pay Corium the amounts set forth in such monthly invoices within twenty (20) days of the invoice date.

iv.	Equipment, equipment shipping, installation and shipping insurance and any requested travel shall be invoiced on a monthly basis at cost and ZARS agrees to pay Corium the amounts set forth in such monthly invoices within twenty (20) days of the invoice date.

v.	The cost of the Phase III stability study ([ * ]) shall be invoiced separately in the installments below and ZARS agrees to pay Corium the amounts set forth in such invoices within twenty (20) days of the invoice date. If campaign 2 is not placed on stability, Zars will not be billed for such expenses at milestone intervals below.

Placebo and Campaign 1
1.	Initiation of stability study	[ * ]
2.	3 month stability report	[ * ]
3.	12 month stability report	[ * ]
4.	24 month stability report	[ * ]
	TOTAL:	[ * ]

Campaign 2
1.	Initiation of stability study	[ * ]
2.	3 month stability report for Campaign 2	[ * ]
3.	12 month stability report for Campaign 2	[ * ]
4.	24 month stability report for Campaign 2	[ * ]
	TOTAL:	[ * ]
IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Addendum to be executed by their duly authorized representatives as of the Effective Date.

ZARS, Inc.		Corium International, Inc

By:	/s/ Robert Lippert	By:	/s/ Steve Klemm

Its:	President & CEO	Its:	COO

Date:	June 28, 2006	Date:	June 28, 2006

Exhibit 1
Development Program and Budget

Mfg PD
Analytical Validation
Ph III Clinical Mfg	Budget
Project Management	[ * ]
▪ [ * ]
▪ [ * ]
▪ [ * ]
▪ [ * ]

Phase III Process Development and Materials Optimization	[ * ]
▪ [ * ]
▪ [ * ]
▪ [ * ]

Engineering Support & Equipment Qualification	[ * ]
▪ [ * ]
▪ [ * ]

Manufacture and Release Phase III Supplies	[ * ]
▪ [ * ]
▪ [ * ]
▪ [ * ]
[ * ]
[ * ]

GMP Document Development/Approval & Regulatory/QA	[ * ]
▪ [ * ]
▪ [ * ]
▪ [ * ]
▪ [ * ]

Phase III Stability	[ * ]
▪ [ * ]
[ * ]

Analytical Method Development/Validation/Transfer	[ * ]
▪ [ * ]
▪ [ * ]
▪ [ * ]
▪ [ * ]
▪ [ * ]
▪ [ * ]

Equipment	[ * ]
▪ [ * ]
▪ [ * ]
▪ [ * ]

Mfg PD
Analytical Validation
Ph III Clinical Mfg	Budget
Materials & Supplies	[ * ]
▪ [ * ]
▪ [ * ]
▪ [ * ]
▪ [ * ]

Total	Labor = [ * ]
Ded Equip = [ * ]
M&S = [ * ]
Stability = [ * ]

Assumptions
▪   [ * ]
▪   [ * ]
▪   [ * ]
▪   [ * ]
▪   [ * ]
▪   [ * ]
▪   [ * ]
▪   [ * ]
▪   [ * ]
▪   [ * ]
▪   [ * ]
▪   [ * ]
▪   [ * ]